Exhibit 3.7


         Restated Articles of Incorporation, Officers' Certificate and Colorado Secretary of State Certificate filed June 30, 2004 showing corporate name change to OnScreen Technologies, Inc.

                              OFFICER'S CERTIFICATE

I, John "JT Thatch, President/CEO of New Millennium Media International, Inc. hereby certify, in the name of and on behalf of New Millennium Media International, Inc. that the amended Article I to the Articles of Incorporation of New Millennium Media International, Inc, attached hereto as Exhibit 'A" is a true and correct copy of the said -amended Article I which amendment was duly and legally enacted by a majority of the shareholders of New Millennium Media International, Inc. at a legally constituted annual meeting of shareholders on June 18, 2004 after proper and legal notice was provided to all shareholders as required by statute. Such resolution authorizing the aforesaid amendment to
Article I remains in full force and effect on the date hereof and has not been amended or rescinded by any further action of the shareholders.

Executed this 22"d day of June 2004 at Safety Harbor, Florida.

                                          Attest:

/s/ John Thatch                           /s/ Jennifer Freeman
---------------------------------         --------------------------------------
John "JT" Thatch, President/CEO           Jennifer Freeman, Corporate Secretary

EXHIBIT "A"

Only Article I as restated hereafter shall be changed. I all other respects the Articles of Incorporation as stated prior to this amendment shall remain.

RESTATED
The Articles of Incorporation of New Millennium Media International, Inc. be amended by deleting in its entirety Article 1, Name, and substituting in place thereof the following;

                            ARTICLES OF INCORPORATION

                                       OF

                    NEW MILLENNIUM MEDIA INTERNATIONAL, INC.

                                    ARTICLE I

                                      NAME

The name of the corporation shall be OnScreen Technologies, Inc.

                       [GRAPHIC OMITTED][GRAPHIC OMITTED]
                                STATE OF COLORADO
                                  DEPARTMENT OF
                                      STATE
                                   CERIIFICATE


      I, DONETTA DAVIDSON, SECRETARY OF STATE OF THE STATE OF COLORADO HEREBY CERTIFY THAT ACCORDING TO THE RECORDS OF THIS OFFICE,

                           ONSCREEN TECHNOLOGIES, INC.
                             (COLORADO CORPORATION)



BECAME INCORPORATED UPON FILING ARTICLES OF INCORPORATION DATED April 22, 1998.

DATED: June 30, 2004


                              /s/ Donetta Davidison
                      ------------------------------------
                               SECRETARY OF STATE

ARTICLES OF AMENDMENT TO                                    FILED
ARTICLES OF INCORPORATION (PROFIT)                      DONETTA DAVIDSON
Form 205 NOT VALID AFTER JUNE 30, 2004             COLORADO SECRETARY  STATE
Read about now Forms at www.sos.state
Filing fee: $25.00
Deliver to: Colorado Secretary of Stale
Business Division
1560 Broadway, Suite 200
Denver, CO 80202-5169
This document must be typed or machine printed
Copies of filed documents may be obtained www.sos.state.co.us
ABOVE SPACE FOR OFFICE USE
OeLY

Pursuant to ss. 7-110-106 and part 3 of article 90 of title 7, Colorado Revised Statutes (C.R.S.), these Articles of Amendment to its Articles of Incorporation are delivered to the Colorado Secretary of State for filing.

1. The name of the corporation is: New Millennium Media International, Inc. (If changing the name of the corporation, indicate name of corporation BEFORE the name change)

2. The date the following amendment(s) to the Articles of Incorporation was adopted: 6/18/04

3. The text of each amendment adopted (include attachment if additional space needed): Attached Exhibit A

4.    If changing the  corporation  name,  the new name of the  corporation  is:
      OnScreen Technologies, Inc.

5. If providing for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself. N/A

6.    Indicate manner in which amendment(s) was adopted (mark only one):
[_]   No shares have been issued or Direct= elected-Adopted by Incorporator(s)
[_] No shares have been issued but Directors have been elected-Adopted by the board of directors
[_] Shares have beam issued but shareholder action was not required -- Adopted by the board of directors
[X] The number of votes cast for the amendment(s) by each voting group entitled to vote separately on the amendments) was sufficient for eppraval by that voting group -Adopted by the shareholders

7. Effective date (if not to be effective upon filing) 6/18/04___(Not to exceed 90 days)

8. The (a) name or names, and (b) mailing address or addresses, of any one or more of the individuals who cause this document to be delivered for filing, and to whom the Secretary of State may deliver notice if fi19,ag of this document is refused, are:
      a. John Thatch
      b. 200 9th Avenue North, Suite 210, Safety Harbor, Florida 34695


Please refer to ss. 7-90-301(8), CRS

                       [GRAPHIC OMITTED][GRAPHIC OMITTED]
                                STATE OF COLORADO
                                  DEPARTMENT OF
                                      STATE
                                   CERIIFICATE


      I, DONETTA DAVIDSON, SECRETARY OF STATE OF 1WE ST'? TE OF COLORADO RERE3Y CERTIFY THAT ACCORDING TO THE RECORDS OF THIS OFFICE,


                           ONSCREEN TECHNOLOGIES, INC.
                             (COLORADO CORPORATION)


BECAME  INCORPORATED UPON FILING  ARTICLES OF  INCORPORATION
DATED April 22, 1998.



                              /s/ Donetta Davidison
                      ------------------------------------
                               SECRETARY OF STATE